EXHIBIT (23)(b)

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




We have issued our report dated January 18, 2002, accompanying the consolidated financial statements incorporated by reference in the Annual Report of Peoples Bancorp of North Carolina, Inc. on Form 10-K for the year ended December 31, 2001. We hereby consent to the incorporation by reference of said report in the Registration Statement of Peoples Bancorp of North Carolina, Inc. on Form S-8 (File No. 333-46860, effective September 28, 2000).



                                   /s/ PORTER KEADLE MOORE, LLP




Atlanta, Georgia
March 26, 2002